Exhibit 28(i)



                               CONSENT OF COUNSEL

                           The Gabelli Value Fund Inc.

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 27 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-30139, Investment Company Act File No. 811-05848) of The Gabelli Value Fund Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                            /s/ Willkie Farr & Gallagher LLP
                                            --------------------------------
                                            Willkie Farr & Gallagher LLP


April 30, 2010

New York, New York